ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090501

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the office of	Document Number 20100534244-85
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/20/2010 9:20 AM
	Entity Number C28794-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Costas, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Costas, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The articles have been amended to increase the authorized shares of Costas, Inc. to 1,000,000,000, with a par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 3,500,000 out of 4,168,400

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
VOTING STOCK
OF
COSTAS, INC.

The undersigned, constituting the holders of a majority of the shares of Common Stock (collectively, the "Stockholders") of Costas, Inc. a Nevada corporation (the "Company"), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company have considered increasing the authorized capital stock of the Company to 1,000,000,000 common shares (the "Capital Increase") and deems such capital increase advisable and in the best interests of the Company and its Stockholders.

NOW, THEREFORE, BE IT

RESOLVED, that, the Articles of Incorporation of the Company be and hereby are amended to increase the authorized capital of the Company to 1,000,000,000 common shares;

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the Capital Increase be and hereby is in all respects approved.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 19th day of July, 2010.

____
Name: Shailesh Shah
Title: President and CEO

No. of Shares of Common Stock: 3,500,000

**UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
COSTAS, INC.**

The undersigned, being all of the members of the board of directors (the "Board") of Costas, Inc. a Nevada corporation (the "Company"), hereby consent, pursuant to the laws of the state of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

RESOLVED, that the Board hereby approves the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the increase of the Company's authorized capital stock to 1,000,000,000 common shares ("Capital Increase"); and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the Capital Increase; and be it further

General Authorization and Ratification

RESOLVED, that as used in these resolutions, the term "the proper officers" of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 19 day of July, 2010.

Shailesh Shah, Director

Rachna Gandhi, Director